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COMDISCO DISASTER RECOVERY                                   TELECOMMUNICATIONS
SERVICES, A DIVISION OF COMDISCO, INC.                       SERVICES AGREEMENT

                 AGREEMENT dated March 25, 1996 between COMDISCO DISASTER RECOVERY SERVICES, A DIVISION OF COMDISCO, INC. ("Comdisco") with offices located at 6111 North River Road, Rosemont, IL 60018, and PHOENIX NETWORK , INC. ("Customer"), with offices located at 550 California Street, 11th Floor, San Francisco, CA 94104.

1.       SERVICES

A. Comdisco agrees to provide Customer with the telecommunication network and related services (the "Services") and the Services related products (the "Products") specified in Exhibit A.

B. Customer is responsible for, at its expense, (i) obtaining all necessary site preparations required by Comdisco's installation and maintenance specifications attached hereto as Exhibit B; (ii) all cabling and conduits for the connection of power; (iii) transportation and in-transit insurance, installation, and deinstallation of any Products; (iv) operation and maintenance of any equipment or software provided by Customer (including the transmission and reception of signals); (v) returning the Products to Comdisco or the vendor upon termination of this Agreement, in the same operating order, condition and appearance as when received, less normal wear and tear, to the address specified by Comdisco within the continental United States; and (vi) the cost of relocating Products and Services once installed by Comdisco. Comdisco shall not be responsible for the security of any transmissions.

C. Customer will give Comdisco reasonable access to its premises to install, inspect, maintain, service, replace, relocate and remove Products and Services. Customer will also provide access to representatives of organizations maintaining any Products.

2.       USE OF SERVICES AND PRODUCTS

A. Customer will not modify the Products and Services without the prior written consent of Comdisco ("Modification") which will not be unreasonably withheld. If Modification occurs, Comdisco is released from any liability or obligation to Customer for the modified portion of the Product or Services, Customer will be liable to Comdisco for any costs or damages incurred by Comdisco (including damage to the Comdisco network) caused by a Modification for which consent was not received pursuant to this paragraph.

B. Any Product provided to Customer is for Customer to access and use the Services. Customer agrees not to use any Product for any other purpose. Customer will not use the Products and Services to knowingly violate any law or to aid any unlawful act.

C. Customer is responsible for ensuring that any equipment or software provided by Customer will not (i) interfere with any of the Products or Services; (ii) endanger the safety of Comdisco
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employees or the public; (iii) damage or require alteration to the Products or
Services.   Upon notice from Comdisco that the equipment or software provided by Customer is causing or is likely to cause such a hazard or interference, the Customer will remove the equipment or software. Comdisco may require Customer provided equipment be certified by Comdisco prior to use with Products or Services.

3. TERM. The term of this Agreement begins upon acceptance by Comdisco ("Commencement Date") and continues for 36 months beginning on the first day of the month following the Commencement Date (or beginning on the Commencement Date if it is the first day of the month) ("Initial Term"). Customer shall have the right to terminate this Agreement upon ninety (90) days prior written notice to Comdisco. At the expiration of the Initial Term, the Agreement will automatically renew for successive ninety (90) day terms, at Comdisco's then current rate for the Products and Services, unless Customer or Comdisco gives notice of termination at least thirty (30) days prior to the end of the Initial Term or a renewal term.

4.       FEES AND TAXES

A. Customer will pay Comdisco for the Services and Products as specified in Exhibit A. Comdisco will invoice Customer monthly for the monthly fees and Customer will pay the monthly fees within thirty (30) days from the date of invoice. All other usage fees and charges (including applicable taxes) incurred by Customer in any calendar month will be invoiced to Customer during the following calendar month and Customer will pay them within thirty (30) days from the date of invoice. If any payment is not made when due, Customer will pay interest at the lesser of 18% per year or the maximum percentage permitted under applicable law. Comdisco will have the right to increase any monthly fees, upon 30 days prior written notice, due to an increase in the rates of underlying carriers. Notwithstanding anything to the contrary herein, Comdisco shall not increase its fees, in the aggregate, more than ten percent (10%) per year for the first two years of this Agreement.

B. Customer agrees to pay when due or reimburse and indemnify and hold Comdisco harmless from all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties not arising from negligence on the part of Comdisco) now or hereafter imposed or assessed during the term of this Agreement against Comdisco, Customer or the Services and Products by any federal, state, county, or local governmental authority (except only Federal, state or local taxes based on or measured by the net income of Comdisco).

5. LIMITED WARRANTY. Comdisco warrants that it has all necessary rights to provide the Services and Products to Customer. EXCEPT AS SET FORTH IN THIS PARAGRAPH, COMDISCO MAKES NO, AND EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, FOR THE SERVICES, THE PRODUCTS OR ANY OTHER EQUIPMENT, SOFTWARE, OR PRODUCT USED BY CUSTOMER OR COMDISCO IN CONNECTION WITH THE SERVICES (OR THE RESULTS OF THE SERVICES OR PRODUCTS) INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Unforeseen downtime and unscheduled maintenance may interrupt Customer's access to the Services. Comdisco does not guarantee that access to the Services will be uninterrupted. Comdisco will attempt to minimize the duration of any such occurrence. In the event Services are interrupted for a period of twenty-





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four (24) consecutive hours, Customer shall have the right to immediately terminate this Agreement which termination will be effective upon receipt by Comdisco of notice of termination by Customer.

6.       LIMITATION ON LIABILITY

A. Comdisco's liability to Customer for any losses or damages, direct or indirect, arising out of this Agreement, will not in any event exceed the total amount of cash fees paid by Customer during the 12-month period preceding the month in which Customer's loss or damage is incurred. This limitation of liability will not apply to the indemnity set forth in Section 7. Except as provided for in this Agreement, Comdisco will not be liable to Customer or any other person for any claim or damage arising, directly or indirectly, from the furnishing of Services or Products or from interruption or loss of use of the Services or Products. Comdisco will not be liable, under any circumstances, for special, exemplary or consequential damages, including but not limited to, loss of anticipated profits, even if Comdisco has been advised of the possibility of such damages.

B. The Customer will reimburse Comdisco for (i) any loss through theft or vandalism of Products or Services or any other damage to the Products whatsoever while on Customer's premises and (ii) all charges for maintenance services caused by Customer's misuse of the Services or Products, or misuse of any Customer-owned equipment or software that is used with the Services or Products. The Products and Services are Comdisco's property and may be removed by Comdisco at any time after termination of this Agreement upon reasonable notice to Customer.

7. MUTUAL INDEMNIFICATION. Each party agrees to indemnify (the "Indemnifying Party) and holds the other party (the "Indemnified Party"), and any parent, subsidiaries and affiliates and the employees and agents of any of them, harmless against any and all claims, liabilities, losses, damages and causes of action relating to personal injury, death, or property damage arising out of the intentional or negligent acts or omissions of Indemnifying Party in the performance or nonperformance by Indemnifying Party of this Agreement. However, the Indemnifying Party will not be responsible for injury attributable to the acts or omissions of the Indemnified Party, and any parent, subsidiaries and affiliates or the agents and employees of any of them.

Customer will indemnify and hold Comdisco, its subsidiaries and affiliates and the respective employees and agents of any of them, harmless against any and all claims, liabilities, losses, damages and causes of action relating to (i) libel, slander, invasion of privacy or infringement of copyright, and invasion or alteration of private records or data arising from any information, data or message transmitted over the network by Customer or its users; or (ii) infringement of patents arising from the use of apparatus and systems of the Customer in connection with Products or Services furnished by Comdisco.

8.       TERMINATION

A. Either Customer or Comdisco may, by notice, and subject to the provisions of Paragraph B. below, terminate this Agreement for cause without further obligation upon the other party's





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failure to timely cure a material default under this Agreement.  Any such material default(s) will be expressly identified in the notice of termination.

B. Written notification must be given of an alleged default, the notified party will have thirty (30) days to remedy the specific default(s). Failure to cure any specified material default(s) within the applicable allotted time, or recurrence of the same material default within thirty (30) days after its initial cure, will give cause for immediate termination. In the event of termination due to Customer's material default, Customer will be liable for amounts then owing and the present value of monthly fees for all of the remaining months of the Initial Term of the Agreement or any extension thereof. Reasonable attorney's fees and costs incurred by the non-breaching party as a result of the breaching party's default shall be immediately due and payable by the breaching party upon incurrence.

9.       SECURITY AND CONFIDENTIALITY

         Each party will follow the other's security requirements while on the other's premises. Comdisco and Customer will each exercise the same standard of care to protect any proprietary or confidential data of the other disclosed during the negotiation or performance of this Agreement, as is used to protect its own proprietary or confidential data from unauthorized disclosures.

10.      INTELLECTUAL PROPERTY INDEMNITY

         Comdisco hereby represents and warrants to Customer that neither the Products nor the Services nor any party thereof will infringe or misappropriate any copyright, patent, or any trade secret or other proprietary right of any third party. Comdisco agrees that it will defend at its expense any action brought against Customer to the extent that such action is based upon a claim that the Products or Services or any part thereof infringes or misappropriates a patent, copyright, trade secret, or other proprietary right of any third party and Comdisco will pay any costs and damages incurred by or finally awarded against Customer in such action which are attributed to such claim, provided that Customer notifies Comdisco promptly in writing of the claim and that Comdisco may fully participate in the defense and/or any settlement of such claim. Should the Products or Services or any part thereof become the subject of a claim of infringement, Comdisco shall either (a) procure for Customer the right to continue using the same or (b) replace or modify them to make them non-infringing. Comdisco shall have no liability for any claim or infringement based on use of any Products or Services with software, data, or materials not supplied by Comdisco if such alleged infringement would not have arisen but for the use of software, data or materials not supplied by Comdisco in conjunction therewith.

11. MISCELLANEOUS A. This Agreement will be binding upon, and will inure to the benefit of the parties hereto, their successors and permitted assigns. Customer may not assign this Agreement or any of its rights or obligations (except to its successor under a merger, consolidation, or sale of all or substantially all of its assets) without obtaining the prior written consent of Comdisco. B. This Agreement will be governed by the laws of the State of Illinois. C. No waiver by either party of any breach or default of any of the covenants or conditions hereof and performed by the other party will be construed as a waiver of any succeeding breach of the same or of any other covenant or condition. D. Neither party will be considered in default due





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to, and will have no liability for, any failure in its performance of this
Agreement should such failure arise out of causes beyond its control, including, but not limited to, Acts of God or a public enemy, acts of any federal, state or local government or authority, fires, floods or other disasters, epidemics, quarantines, strikes, freight embargoes, degradation of telephone or other means of communication service, utility outages, equipment, software or parts failure or unavailability, or unusually severe weather conditions. E. This Agreement constitutes the entire agreement between the parties and supersedes all prior proposals, oral or written, all purchase orders, all previous negotiations and all other communications, representations and understandings between Comdisco and Customer with respect to the subject matter, and may not be modified in any manner except by a writing signed by an authorized representative of the party being bound thereby. F. Any notice, request or other communication to either party by the other will be given in writing and will be deemed received upon the earlier of receipt or three days after mailing if sent by certified mail, postage prepaid, return receipt requested, at the address for such party as set forth above. G. No third party is intended to be, or will be construed to be, a beneficiary of any provision of this Agreement and no third party will have any right to enforce any provision of this Agreement or to pursue any remedy for the breach of any provision hereof. H. If any one or more of the provisions of this Agreement is for any reason held invalid, illegal or unenforceable, the remaining provisions of this Agreement will remain unimpaired, and the invalid, illegal or unenforceable provision replaced by a mutually acceptable valid, legal and enforceable provision that is closest to the original intent of the parties.

The parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


PHOENIX NETWORK, INC.                      COMDISCO DISASTER RECOVERY
                                           SERVICES, A DIVISION OF COMDISCO INC.

By:  [ILLEGIBLE]                           By:  [ILLEGIBLE]
   ----------------------------------         ----------------------------------

Title:  President/CEO                      Title:
      -------------------------------            -------------------------------





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                        EXHIBIT A DATED MARCH 25, 1996_
                  TO THE TELECOMMUNICATIONS SERVICES AGREEMENT
       DATED MARCH 25, 1996 BETWEEN COMDISCO DISASTER RECOVERY SERVICES,
                 A DIVISION OF COMDISCO, INC., ("COMDISCO") AND
                      PHOENIX NETWORK, INC., ("CUSTOMER")



TELECOMMUNICATION SERVICES        Three T-1 circuits from area codes 612-622 to
area codes 303-572. (All local access will be provided by Customer.) Customer shall have the right to decrease the number of T-1 circuits upon 60 days prior written notice to Comdisco. Customer shall have the right to increase the number of T-1 circuits upon 30 days prior written notice to Comdisco, subject to service intervals of the service provider.


FEES

A.   CASH FEES

         MONTHLY FEES:    [                                                 ]

B.   ADDITIONAL EQUITY CONSIDERATION

         As additional consideration for the Products and Services provided hereunder, Customer agrees to deliver to Comdisco Common Stock of Customer in the amounts as determined below. On a quarterly basis, a determination will be made as to the amount Customer has saved (the "Cost Savings") by obtaining the Services from Comdisco as opposed to obtaining similar services from the "Next Best Alternative" as defined below. Comdisco will receive an "Equity Credit" equal to fifty percent (50%) of the Cost Savings for the prior period. On a quarterly basis, Customer will deliver to Comdisco the number of shares of Customer's Common Stock with a value equal to the Equity Credit (rounded to the nearest whole share). This valuation will be determined on the basis of the average closing price of the Customer's Common Stock as reported on the American Stock Exchange Consolidated Tape over the preceding 90 day period.

         "Next Best Alternative" means the rate of [    ] per month per T-1 for
the initial ninety day period. The parties will mutually agree upon the Next Best Alternative rate prior to the commencement of each successive quarter of this Agreement. The "Cost Savings" means the difference between the Next Best Alternative cost and the actual out of pocket Comdisco costs which Phoenix has paid in cash.

         Portions of this exhibit have been redacted pursuant to a request for confidential treatment made with the Securities and Exchange Commission and are reflected herein by [ ]. The Company has filed unredacted versions with the Securities and Exchange Commission under separate cover.




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C.  ELECTION TO CONVERT TO ALL CASH FEES

         After the expiration of the 12th month of the term of this Agreement
and upon at least   30 days prior written notice to Comdisco, Customer may
elect to pay any future Equity Credit in cash rather than in the form of Common Stock as outlined in subsection B above. Such cash payment shall be equal to the amount of the Cost Savings.

D.  ACQUISITION OF COMMON STOCK AND REGISTRATION RIGHTS

         The acquisition of Customer's Common Stock will be made pursuant to the stock purchase agreement attached hereto as Exhibit C, which shall include demand and piggy-back registration rights.





PHOENIX NETWORK, INC.                     COMDISCO DISASTER RECOVERY
                                          SERVICES, A DIVISION OF COMDISCO, INC.



By:  [ILLEGIBLE]                          By:  [ILLEGIBLE]
   ----------------------------------        -----------------------------------

Title:  President/CEO                     Title:
      -------------------------------           --------------------------------